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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-A

                      FOR REGISTRATION OF CERTAIN CLASSES
                 OF SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        AUTHENTIC SPECIALTY FOODS, INC.
             (Exact name of registrant as specified in its charter)


             TEXAS                                          75-1782453
   (State of incorporation                               (I.R.S. Employer
       or organization)                                 Identification No.)

                                 1313 AVENUE R
                           GRAND PRAIRIE, TEXAS 75050
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                   Name of each exchange on which
      to be so registered                   each class is to be so registered
      -------------------                   ---------------------------------
      None                                  Not Applicable


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.       [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.       [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK,  PAR VALUE $1.00 PER SHARE
                                (Title of Class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the Common Stock, par value $1.00 per share (the "Common Stock") of Authentic Specialty Foods, Inc., a Texas corporation (the "Company").

         For a description of the Common Stock, see the information set forth under the caption "Description of Capital Stock" beginning on page 51 of the preliminary prospectus, subject to completion, dated August 21, 1997 (the "Prospectus"), included as Part I in Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), which description is incorporated herein by reference. A description of the Common Stock will also be included in the final prospectus to be contained in such Registration Statement and to be filed pursuant to Rule 424(b) under the Securities Act, and such final prospectus shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS.

         1. Restated Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959).

         2.      Bylaws of the Company, incorporated by reference to Exhibit
                 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959).

         3. Specimen Stock Certificate representing shares of Common Stock of the Company, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959).

         4. Consulting Agreement between Calidad Foods, Inc. and Joseph Patoskie, dated November 22, 1995, incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959).

         5. Consulting Agreement between Calidad Foods, Inc. and Richard Patoskie, dated November 22, 1995, incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959).

         6. Secured Promissory Note, dated April 10, 1997, in favor of Carolyn M. Johnson, Trustee, incorporated by reference to
                 Exhibit 4.4 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959).

         7. Term Loan Agreement between Union Bank of California, N.A. and La Victoria Foods, Inc., dated November 3, 1993, including Fourth Amendment thereto, dated June 20, 1997, incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959).

         8. Business Loan Agreement between Union Bank of California, N.A. and La Victoria Foods, Inc., dated October 24, 1995, including First Amendment thereto, dated May 22, 1997, and Second Amendment thereto, dated June 20, 1997, incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-1 (Registration No. 333-29959).


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
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Date:   August 25, 1997                        AUTHENTIC SPECIALTY FOODS, INC.


                                        By: /s/ KEITH R. LIVELY
                                           ----------------------------
                                                Keith R. Lively
                                                Chief Executive Officer